Exhibit 5.2

[Wilson Sonsini Goodrich & Rosati Letterhead]

November 21, 2016

Tesla Motors, Inc.

3500 Deer Creek Road,

Palo Alto, California 94304

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tesla Motors, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 18, 2016 of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, by the Company of debt securities (the “Debt Securities”) and shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share, each with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act. The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein, and the supplements to the prospectus.

Pursuant to the Registration Statement, the Company is registering up to an aggregate of 45,779 shares (the “Shares”) of the Company’s Common Stock, including (i) 150 shares of the Company’s Common Stock reserved for issuance pursuant to certain equity awards outstanding under the 2007 Stock Plan (the “2007 Plan”) of SolarCity Corporation, a Delaware corporation (“SolarCity”), and (ii) 45,629 shares of the Company’s Common Stock reserved for issuance pursuant to certain equity awards outstanding under the 2012 Equity Incentive Plan of SolarCity (the “2012 Plan” and, together with the 2007 Plan, the “Plans”).

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the prospectus, dated May 18, 2016, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Prospectus”); the prospectus supplement, dated November 21, 2016, in the form to be filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the Shares (together with the Prospectus, the “Prospectus Supplement”); and the Plans and the forms of agreement that accompany the Plans. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (the

“DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

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We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation